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                                                                    EXHIBIT 11.0


                               DT INDUSTRIES, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (In thousands, except per share amounts)


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                                                                                        Fiscal Year Ended
                                                                          -----------------------------------------------
                                                                               June 27,                  June 28,
                                                                                 1999                      1998
                                                                              As Restated               As Restated
                                                                          --------------------     ----------------------
Income (loss) before extraordinary loss                                   $        (5,135)         $            26,885

Extraordinary loss                                                                    ---                        1,200
                                                                          --------------------     ----------------------
Net income (loss)                                                         $        (5,135)         $            25,685
                                                                          ====================     ======================
Basic earnings (loss) per share:
   Weighted average number of shares outstanding                                   10,149                       11,297
                                                                          ====================     ======================
   Basic earnings per common share:
      Income (loss) before extraordinary loss                             $         (0.51)         $              2.38
      Extraordinary loss                                                              ---                         0.11
                                                                          --------------------     ----------------------
      Net income (loss)                                                   $         (0.51)         $              2.27
                                                                          ====================     ======================
Diluted earnings (loss) per share:
   Weighted average number of outstanding common shares                            10,149                       11,297
   Add dilutive effect of stock options based on treasury
      stock method using ending market price                                          ---                          394
   Add shares contingently issuable to the former
      owner of Kalish                                                                 ---                          124
   Shares issuable upon assumed conversion of the
      Mandatorily Redeemable Convertible Preferred Securities                         ---                        1,806
                                                                          --------------------     ----------------------
   Diluted weighted average number of common shares and
      dilutive potential common shares outstanding                                 10,149                       13,621
                                                                          ====================     ======================

   Net income (loss)                                                      $        (5,135)         $            25,685

   Interest expense on Mandatorily Redeemable Convertible
      Preferred Securities, net of applicable income taxes                            ---                        3,008
                                                                          --------------------     ----------------------
   Net income (loss), adjusted                                            $        (5,135)         $            28,693
                                                                          ====================     ======================
 Diluted earnings (loss) per common share:
      Income (loss) before extraordinary loss                             $         (0.51)         $              2.19
      Extraordinary loss                                                              ---                         0.09
                                                                          --------------------     ----------------------
      Net income (loss)                                                   $         (0.51)         $              2.10
                                                                          ====================     ======================

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